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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2006

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2006, Daybreak Oil and Gas, Inc., as lessee finalized a “drill to earn” lease agreement with Anadarko E&P Company, LP., a subsidiary of Anadarko Petroleum Corporation of The Woodlands, Texas.  The lease includes approximately 5,680 acres in northeastern Louisiana. The lease requires one well to be drilled in both Franklin and Tensas Parishes within the next six months.

Thereafter a 180-day continuous drilling clause is in effect, which allows Daybreak and their partners to earn the right to hold the acreage as long as drilling and production in paying quantities are occurring. A copy of the agreement is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD

A copy of the press release relating to the Anadarko lease is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

      This information is being disclosed pursuant to Regulation FD. Accordingly, the information in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits:

10.1   Agreement with Anadarko E&P Company, LP.

99.1   Press Release from November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil and Gas, Inc.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, Chief Financial Officer

Date:     November 4, 2006